SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): May 17, 1999

                       GRAN-MARK INCOME PROPERTIES LIMITED

                                    VIRGINIA

                  0-12345                                52-1234567

                           7900 Sudley Road, Suite 900

                            Manassas, Virginia 20109

                                 (703) 368-2415


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Item 4. Change in Registrant's Certifying Accountant

a) On May 11, 1999, the Managing General Partner of Gran-Mark Income Properties Limited engaged the accounting firm of Simon, Krowitz, Bolin & Associates, P.A. as independent accountants for the Registrant for 1998. The work of Jennifer Jones, CPA was terminated after the Form 10-K report for September 30, 1998 was filed with the SEC on December 23, 1998.

b) During the two most recent fiscal years and interim period subsequent to September 30, 1998, there have been no disagreements with Jennifer Jones, CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events.

c) Jennifer Jones, CPA report on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date ________________________________  By
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